                                                                       Exhibit 5

          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                         2500 First Union Capitol Center
                          Raleigh, North Carolina 27601
                               Phone: 919-821-1220
                                Fax: 919-821-6800

                                  July 29, 1998


Winston Hotels, Inc.
2209 Century Drive, Suite 300
Raleigh, North Carolina  27612

Ladies and Gentlemen:

         As counsel for Winston Hotels, Inc. (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 900,000 additional shares of its common stock, $0.01 par value (the "Common Stock"), pursuant to the Winston Hotels, Inc. Stock Incentive Plan (as amended May 1998) (the "Plan"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to which this opinion is to be attached as an exhibit. This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined the Amended and Restated Articles of Incorporation, as amended, and Bylaws of the Company, the minutes of meetings of its Board of Directors, and such other documents and considered such matters of law and fact as we, in our professional judgment, have deemed relevant for purposes of this opinion. We also have received a certificate of an officer of the Company, dated of even date herewith, relating to the issuance of the Common Stock pursuant to the Plan. Based on such examination and such certificate, it is our opinion that the 900,000 shares of Common Stock of the Company, which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Amended and Restated Articles of Incorporation, as amended, and Bylaws, and when so issued and duly delivered against payment therefor pursuant to the Plan as described in the Registration Statement, such shares will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under
Section 7 of the Act or the regulations promulgated pursuant to the Act.

         This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction.

Winston Hotels, Inc.
July 29, 1998
Page 2



         Our opinion is as of the date hereof, and we do not undertake to advise you of matters which might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.


                                   Sincerely yours,

                                   SMITH, ANDERSON, BLOUNT, DORSETT,
                                       MITCHELL & JERNIGAN, L.L.P.


                                   /s/ SMITH, ANDERSON, BLOUNT, DORSETT,
                                   MITCHELL & JERNIGAN, L.L.P.